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                                   EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS
                              DATED MARCH 20, 1998

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of CDW Computer Centers, Inc. on Form S-8 (File No. 333-XXXXX) of our reports dated January 22, 1998, on our audits of the consolidated financial statements and financial statement schedule of CDW Computer Centers, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which reports are included in the Annual Report on Form 10-K.





Coopers & Lybrand L.L.P.

Chicago, Illinois
March 20, 1998